EXHIBIT 99.1

[QUEST SOFTWARE LOGO]	NEWS
For Immediate Release

Editorial contact: Nicole Makos

949.754.8536

Nicole.makos@quest.com

Investor contact: Scott Davidson

949.754.8659

Scott.davidson@quest.com

QUEST SOFTWARE ANNOUNCES RESULTS FOR FIRST QUARTER 2003

Company Posts 21% Growth in Revenues Versus Previous Year Period

IRVINE, Calif., April 23, 2003 – Quest Software, Inc. (Nasdaq: QSFT), a leading provider of application management solutions, today reported financial results for the first quarter of 2003.

FINANCIAL RESULTS

Total revenues in the first quarter increased 21.2 percent to $72.0 million compared to total revenues of $59.4 million in the first quarter of 2002. On a generally accepted accounting principles (“GAAP”) basis, Quest had operating margins of 4.2 percent in the quarter and net income of $2.9 million, or $0.03 per diluted share, as compared to a net income of $1.7 million, or $0.02 per diluted share, in the first quarter of 2002. Pro forma operating margins were 9.3 percent in the quarter, resulting in pro forma net income of $5.1 million, or $0.06 per share on a diluted basis, compared to $3.4 million, or $0.04 per share in the March 2002 quarter.

Management utilizes non-GAAP financial measures in the presentation of the company’s results to provide a consistent understanding of its historical operating performance and comparisons with peer companies. Management believes that pro forma reporting provides a more accurate representation of the company’s on-going economic performance and therefore uses pro forma reporting internally to evaluate and manage the company’s operations. Management believes that these measures provide useful information because they exclude certain items including amortization of intangibles, other compensation expenses, gains or losses on investment securities and facility closure charges that are not necessarily relevant to understand the operating activities within the company’s business. A reconciliation of pro forma and as reported GAAP financial results is included with this press release.

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Quest Reports First Quarter 2003 Results – page 2 of 3

“Overall, our results were solid especially taking into consideration the current economic challenges present within today’s IT market. Looking ahead, we are committed to extending our market lead in areas such as application performance management and database management by further investing in product development. At this point, while cognizant of the environment, we feel optimistic in our plan and believe that by effectively managing our current operational and human resources we will be well positioned for both the remainder of this year and next,” said Vinny Smith, Quest’s chairman and chief executive officer.

FINANCIAL OUTLOOK

Management offers the following guidance for the quarter ending June 30, 2003:

•	Revenue is expected to be in the range of $69 million to $72 million

•	GAAP Diluted Earnings per Share is expected to be in the range of $0.02 to $0.04.

•	Pro-Forma Diluted Earnings Per Share is expected to be in the range of $0.04 to $0.06. The pro-forma guidance excludes approximately $2.1 million of amortization of acquired technology, $900 thousand of amortization of acquired intangible assets including customer lists, a non-compete agreement and trademarks and $300 thousand of other compensation charges related to stock options.

For the full year ending December 31, 2003 management offers the following guidance:

•	Revenue is expected to be in the range of $285 million to $300 million

•	GAAP Diluted Earnings per Share is expected to be in the range of $0.17 to $0.20

•	Pro-Forma Diluted Earnings Per Share is expected to be in the range of $0.25 to $0.28 The pro-forma guidance excludes approximately $7.2 million of amortization of acquired technology, $3.4 million of amortization of acquired intangible assets including customer lists, a non-compete agreement and trademarks and $1.3 million of other compensation charges related to stock options.

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Quest Reports First Quarter 2003 Results – page 3 of 3

CONFERENCE CALL INFORMATION

Quest Software will host a conference call today, Wednesday, April 23, 2003 at 2:00 p.m. PT to discuss its results. A simultaneous Web cast of the conference call will be available on Quest Software’s Web site in the About Quest – Investor Relations section at www.quest.com. A Web cast replay will be available on the same Web site through May 7, 2003. An audio replay of the call will also be available through April 30, 2003 by dialing (888) 203-1112 (from the U.S. or Canada) or (719) 457-0820 (outside the U.S. and Canada), using confirmation code: 787734.

About Quest Software, Inc.

Quest Software, Inc. is a leading provider of application management solutions. Quest provides customers with Application Confidence™ by delivering reliable software products to develop, deploy, manage and maintain enterprise applications without expensive downtime or business interruption. Targeting high availability, monitoring, database management and Microsoft infrastructure management, Quest products increase the performance and uptime of business-critical applications and enable IT professionals to achieve more with fewer resources. The company is headquartered in Irvine, Calif. and has offices around the globe. For more information on Quest Software visit www.quest.com.

Forward Looking Statements

This release and the matters to be discussed on the conference call may include predictions, estimates and other information that might be considered forward-looking statements. These statements are based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could differ from those anticipated as a result of various factors, including the impact of further adverse changes in general economic conditions; further reductions or delays in information technology spending; variations in the size and timing of customer orders; competitive products and pricing; rapid technological change; risks associated with the development and market acceptance of new products; disruptions caused by acquisitions of companies and/or technologies; risks associated with international operations; and the need to attract and retain qualified personnel.

For a discussion of these and other related risks, please refer to our recent SEC filings, including our Annual Report on Form 10-K for the year ended December 31, 2002. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof. We undertake no obligation to update forward-looking statements to reflect events or circumstances after the date thereof.

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Quest is a registered trademark and Quest Software is a trademark of Quest Software, Inc. All other trademarks and registered trademarks are the property of their respective owners.

QUEST SOFTWARE, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,
	2003	2002
Revenues:
Licenses	$42,970	$37,490
Services	28,991	21,903

Total revenues	71,961	59,393
Cost of revenues:
Licenses	686	724
Services	5,167	4,311
Amortization of purchased intangible assets	2,130	1,402

Total cost of revenues	7,983	6,437

Gross profit	63,978	52,956
Operating expenses:
Sales and marketing	35,988	29,694
Research and development	17,123	14,835
General and administrative	6,602	5,851
Intangible asset amortization	867	385
Other compensation costs	376	925

Total operating expenses	60,956	51,690

Income from operations	3,022	1,266
Other income, net	1,613	1,617

Income before income tax provision	4,635	2,883
Income tax provision	1,748	1,162

Net income	$2,887	$1,721

Net income per share:
Basic	$0.03	$0.02

Diluted	$0.03	$0.02

Weighted average shares:
Basic	90,974	89,748
Diluted	92,922	93,808

QUEST SOFTWARE, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended March 31, 2003
	GAAP	Adjustments		Adjusted
Revenues:
Licenses	$42,970			$42,970
Services	28,991			28,991

Total revenues	71,961			71,961
Cost of revenues:
Licenses	686			686
Services	5,167			5,167
Amortization of purchased intangible assets	2,130	(2,130)		—

Total cost of revenues	7,983			5,853

Gross profit	63,978			66,108
Operating expenses:
Sales and marketing	35,988	(110	)(1)	35,878
Research and development	17,123	(171	)(1)	16,952
General and administrative	6,602			6,602
Intangible asset amortization	867	(867)		—
Other compensation costs	376	(376	)(2)	—

Total operating expenses	60,956			59,432

Income from operations	3,022			6,676
Other income, net	1,613			1,613

Income before income tax provision	4,635			8,289
Income tax provision	1,748	1,402	(3)	3,150

Net income	$2,887			$5,139

Net income per share:
Basic	$0.03			$0.06

Diluted	$0.03			$0.06

Weighted average shares:
Basic	90,974			90,974
Diluted	92,922			92,922

(1)	Represents severence and facility closure charges incurred from closing one of our Canadian offices.
(2)	Represents compensation and other costs related primarily to stock option grants with a below fair market value exercise price.
(3)	Represents the tax effect of adjustments.

QUEST SOFTWARE, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

ASSETS

	March 31, 2003	December 31, 2002
Current assets:
Cash and cash equivalents	$65,407	$64,283
Short-term marketable securities available for sale	44,831	27,841
Accounts receivable, net	29,464	40,330
Prepaid expenses and other current assets	8,659	9,653
Deferred income taxes	9,471	9,563

Total current assets	157,832	151,670
Property and equipment, net	43,539	44,616
Long-term marketable securities	118,164	115,422
Goodwill, net	231,717	231,717
Amortizing intangible assets, net	28,096	31,116
Deferred income taxes	14,975	14,960
Other assets	1,496	2,341
Total assets	$595,819	$591,842

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$5,502	$5,308
Accrued compensation	12,880	13,900
Other accrued expenses	18,326	23,703
Income taxes payable	1,662	1,323
Deferred revenue	65,966	63,128

Total current liabilities	104,336	107,362

Long-term liabilities and other	5,797	5,941

Shareholders’ equity	485,686	478,539

Total liabilities and shareholders’ equity	$595,819	$591,842